                                                                    Exhibit 2.01

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 7,
                                          ---------
2000, is by and among Optagon Holdings Limited, a corporation duly organized and existing under the laws of England and Wales (the "Buyer"), on the one hand,
                                                    -----
and on the other hand, each of Sylvan Learning Systems, Inc., a corporation duly organized and existing under the laws of Maryland ("Sylvan"), Sylvan Learning
                                                    ------
Systems International, Ltd., a corporation duly organized and existing under the laws of Delaware ("SLI"), (Sylvan and SLI being the sole stockholders of Pacific
                   ---
Language Associates, Inc., a corporation duly organized and existing under the laws of the State of Oregon ("Pacific"), and ASPECT International Language
                              -------
Schools, B.V., a limited liability company organized under Netherlands Law ("ASPECT")), and ASPECT. For purposes of this Agreement, each of Sylvan, SLI
--------
and, after the Restructuring, ASPECT may sometimes be referred to individually as a "Seller" and collectively as the "Sellers", and each of ASPECT, Pacific
      ------                           -------
and, after the Restructuring, ASPECT II may sometimes be referred to individually as a "Company" and collectively as the "Companies."
                   -------                           ----------

                                   RECITALS
                                   --------

     WHEREAS, Sylvan is the record and beneficial owner of 100% of the Shares of Pacific Common Stock, constituting all of issued and outstanding shares of capital stock of Pacific on the date hereof;

     WHEREAS, SLI is the record and beneficial owner of 100% of the Shares of ASPECT Common Stock, constituting all of issued and outstanding shares of capital stock of ASPECT on the date hereof;

     WHEREAS, after the Restructuring ASPECT shall be the record and beneficial owner of 100% of the Shares of ASPECT II Common Stock, constituting all of issued and outstanding shares of capital stock of ASPECT II on the Closing Date;

     WHEREAS, the Companies are in the language school business and affiliated activities; and

     WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the Shares of ASPECT II Common Stock, the Shares of Pacific Common Stock and the Advance, in exchange for the Purchase Price upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

Section 1.01.   Definitions.
                -----------

     As used in this Agreement, the following terms shall have the indicated meanings, which meanings shall be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and plural forms of such terms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. The term "including" as used in this Agreement shall mean including without limitation.

     "Advance" has the meaning specified in Section 2.01(b) of this Agreement.
      -------

     "AEI" shall mean ASPECT Education, Inc., a corporation duly organized and
      ---
existing under the laws of the State of California.

     "Affiliate" as to a specified Person, means a Person that directly, or
      ---------
indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

     "ASPECT II" has the meaning specified in Section 2.03 of this Agreement.
      ---------

     "ASPECT Common Stock" shall mean the Common Stock, with a nominal value of
      -------------------
NLG 1,000.00 per share, of ASPECT.

     "ASPECT II Common Stock" shall mean the Ordinary Shares, with a nominal
      ----------------------
value of NLG 10.00 per share, of ASPECT II.

     "ASPECT Employee Benefit Plans" shall mean Employee Benefit Plans and any
      -----------------------------
other material employee benefit arrangements, maintained by ASPECT, ASPECT II or any of its Subsidiaries or to which ASPECT or any of its Subsidiaries has contributed or is or was obligated to make payments, with respect to any employees or former employees of ASPECT or any of its Subsidiaries, or under which any employee, former employee or director of ASPECT or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "ASPECT Employee Pension Plans" shall mean ASPECT Employee Benefit Plans
      -----------------------------
which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA.

     "ASPECT Financial Statements" shall mean (i) the consolidated balance sheet
      ---------------------------
of ASPECT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statements of income and cash flows of ASPECT and its Subsidiaries for the fiscal period then ended; (ii) the consolidated balance sheets of ASPECT and its Subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of income and cash flows of ASPECT and its Subsidiaries for the periods then ended; and (iii) the consolidated balance sheets of ASPECT and its Subsidiaries as of December 31, 1999 and March 31, 2000 and the related consolidated statements of income and cash flows of ASPECT and its Subsidiaries for the period then ended.

     "ASPECT Welfare Plans" shall mean ASPECT Employee Benefit Plans which
      --------------------
constitute "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA.

     "Balance Sheet Date" shall mean June 30, 2000.
      ------------------

     "Bankruptcy and Equity Exceptions" shall mean all applicable bankruptcy,
      --------------------------------
insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and, as to enforceability, general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     "Best Efforts" shall mean reasonable good faith efforts but shall in no
      ------------
event require the commencement of litigation against any third party or the payment of any fees to any third party.

     "Business Condition" has the meaning specified in Section 4.01 of this
      ------------------
Agreement.

     "Business Day" shall mean any weekday on which commercial banks in New
      ------------
York, New York and London, England are open. Any action, notice or right which is to be exercised or lapses on or by a given date which is not a Business Day may be taken, given or exercised, and shall not lapse, until the end of the next Business Day.

     "Buyer" has the meaning specified in the first paragraph of this Agreement.
      -----

     "Buyer Charter Documents" shall mean the Buyer's Articles of Incorporation
      -----------------------
and By-Laws or other comparable charter documents (each as amended).

     "Claim" has the meaning specified in Section 9.05 of this Agreement.
      -----

     "Claim Notice" has the meaning specified in Section 9.05 of this Agreement.
      ------------

     "Closing" has the meaning specified in Section 3.01 of this Agreement.
      -------

     "Closing Date" has the meaning specified in Section 3.01 of this Agreement.
      ------------

     "Code" shall mean the United States Internal Revenue Code of 1986, as
      ----
amended.

     "Company" or "Companies" has the meaning specified in the first paragraph
      -------      ---------
of this Agreement.

     "Company Charter Documents" has the meaning specified in Section 4.01 of
      -------------------------
this Agreement.

     "Damages" has the meaning specified in Section 9.01 of this Agreement.
      -------

     "Employee Benefit Plan" shall have the meaning ascribed to such term by
      ---------------------
Section 3(3) of ERISA.

     "Encumbrances" shall mean any encumbrance, lien, security interest,
      ------------
mortgage, pledge, hypothecation, easement or conditional sale or other title retention agreement.

     "Environmental Laws" shall mean any applicable country, federal, state, or
      ------------------
local law, ordinance, regulation, order or permit pertaining to the environment, natural resources or public health or safety or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes as presently in effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended and the rules and regulations thereunder.

     "Foundation Financial Statements" means (i) the audited balance sheets
      -------------------------------
of Aspect Foundation as of September 30, 1999 and 1998, and the related audited consolidated statements of operations, fund equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Smith Lange & Phillips LLP, and all letters from such accountants with respect to the results of such audits; and the unaudited balance sheets of Aspect Foundation and its consolidated subsidiaries as of March 31 and June 30, 2000 and 1999, and the related unaudited consolidated statements of operations, fund equity and cash flows for the portion of the fiscal year then ended.

     "GAAP" shall mean U.S. generally accepted accounting principles applied on
      ----
a consistent basis.

     "Governmental Authority" shall mean any governmental, regulatory or
      ----------------------
administrative body, agency or authority, any court of judicial authority or any arbitrator, whether foreign, federal, state or local.

     "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust
      ---------------------
Improvements Act of 1976, as amended and the rules and regulations thereunder.

     "Indebtedness" shall mean any and all of the following: (i) any obligations
      ------------
that arise from borrowed money or the deferred purchase price of property or services, (ii) any obligations evidenced by notes, bonds, debentures or similar instruments, (iii) any obligations for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) any obligations under capital leases and (v) any obligations in the nature of guarantees of the obligations described in clauses (i) through
(iv) above of any other Person.

     "Indemnified Party" has the meaning specified in Section 9.05(a) of this
      -----------------
Agreement.

     "Indemnifying Party" has the meaning specified in Section 9.05(a) of this
      ------------------
Agreement.

     "Knowledge" shall mean, with respect to a particular fact, only the actual
      ---------
knowledge of the individual to which the term is applicable. When such term is used in connection with the Knowledge of Sellers, the Companies or their respective Subsidiaries, such Knowledge shall mean the Knowledge of one or more of the following: B. Lee McGee, Robert Zentz, Tom Ericsson, Ingmar Berg, Miranda Mountney, Stuart Finnigan, Norman Bloomberg or Ward Lee. When such term is used in connection with any other corporate entity, such Knowledge shall mean the Knowledge of any executive officer of such entity.

     "Material Contracts" has the meaning specified in Section 4.11(a) of this
      ------------------
Agreement.

     "Material Adverse Effect" shall mean, with respect to the Companies or with
      -----------------------
respect to any other Person, a material adverse effect on the Companies' or such other Person's business, condition (financial or other), properties, business, or results of operations taken as a whole (excluding any effect on each Company or such other Person caused by economic, tax or other matters of general applicability or matters generally affecting the industry in which the Companies or such other Person conducts its business).

     "Material Lease" or "Material Leases" has the meaning specified in Section
      --------------      ---------------
4.08 of this Agreement.

     "Multiemployer Plan" shall have the meaning ascribed to such term by
      ------------------
Section 3(37) of ERISA.

     "Operative Agreements" means the Transitional Services Agreement and any
      --------------------
other support or other agreements mutually agreed upon by the parties to be entered into in connection with the transactions contemplated hereby.

     "Pacific Common Stock"  shall mean the Common Stock, $0.01 par value per
      --------------------
share, of Pacific.

     "Pacific Employee Benefit Plans" shall mean Employee Benefit Plans and any
      ------------------------------
other material employee benefit arrangements, maintained by Pacific or any of its Subsidiaries or to which Pacific or any of its Subsidiaries has contributed or is or was obligated to make payments, with respect to any employees or former employees of Pacific or any of its Subsidiaries, or under which any employee, former employee or director of Pacific or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Pacific Employee Pension Plans" shall mean Pacific Employee Benefit Plans
      ------------------------------
which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA.

     "Pacific Financial Statements" shall mean (i) the balance sheet of Pacific
      ----------------------------
as of the Balance Sheet Date and the related statements of income and cash flows of Pacific for the fiscal period then ended, (ii) the balance sheet of Pacific as of September 30, 1999 and the related statement of income and cash flows of Pacific for the period then ended, and (iii) the balance sheets of Pacific as of December 31, 1999 and March 31, 2000 and the related statements of income and cash flows of Pacific for the fiscal quarters then ended.

     "Pacific Welfare Plans" shall mean Pacific Employee Benefit Plans which
      ---------------------
constitute "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA.

     "Permitted Encumbrance" shall mean, (a) Encumbrances imposed by any
      ---------------------
Governmental Authority for Taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if reserves with respect thereto are maintained on the books of the Companies in accordance with GAAP; (b) purchase money security interests or liens incurred in connection with equipment acquisitions; (c) carriers', warehousemen's, mechanics', materialmen's, employees', repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, if reserves with respect thereto are maintained on the books of the Companies in accordance with GAAP; (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (e) deposits to secure the performance of any or all of the following: bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (f) easements, rights-of-way, restrictions and other similar encumbrances on real property incurred in the ordinary course of business and encroachments (whether or not in the ordinary course of business) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business thereon as currently conducted by each Company.

     "Person" shall mean any natural person, corporation, company, partnership,
      ------
limited liability company, business trust, proprietorship, other business organization, trust, union, association or Governmental Authority.

     "Purchase Price" has the meaning specified in Section 2.02 of this
      --------------
Agreement.

     "Representative" shall mean any officer, director, principal, attorney,
      --------------
partner, advisor, accountant, employee, consultant, trustee or other representative.

     "Restructuring" has the meaning specified in Section 2.03 of this
      -------------
Agreement.

     "Schedules" shall mean those schedules referred to in this Agreement
      ---------
delivered concurrently with the execution of this Agreement, all of which schedules are incorporated in and made a part hereof by reference.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated thereunder.

     "Seller" or "Sellers" has the meaning specified in the first paragraph of
      ------      -------
this Agreement.

     "Seller Charter Documents" shall mean the Sellers' Articles of
      ------------------------
Incorporation and By-Laws or other comparable charter documents (each as amended).

     "Share" or "Shares" has the meaning specified in Section 2.01 of this
      -----      ------
Agreement.

     "Subsidiary" means, with respect to any Person, any other Person in which
      ----------
such Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such other Person.

     "Subsidiary Charter Documents" shall mean the articles of incorporation and
      ----------------------------
by-laws (or other comparable charter documents) or each Subsidiary of each Company.

     "Tax" or "Taxes" means all taxes, charges, fees, imposts, levies or other
      ---      -----
assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

     "Tax Return" means all returns, declarations, reports, estimates,
      ----------
information returns and statements required to be filed in respect of any Taxes.

     "Third Person" has the meaning specified in Section 9.05(c) of this
      ------------
Agreement.

     "Transfer Taxes" means all sales, use, goods and services, transfer,
      --------------
capital duty (including any clawbacks of Dutch capital duty), recording, ad valorem and similar Taxes and fees incurred as a result of the transactions contemplated by this Agreement.

     "Transitional Services Agreement" shall mean a transitional services
      -------------------------------
agreement to be entered into on the Closing Date by Sellers and Buyer in the form attached hereto as Exhibit A.
          ---------

                                  ARTICLE II
                                  ----------

                                 CONSIDERATION

Section 2.01.  Sale of Shares; Sale of Advance.
               -------------------------------

               (a) On the terms and subject to the conditions set forth in this Agreement, and on the Closing Date:

                    (i) Buyer hereby agrees to purchase all of the Shares of Pacific Common Stock from Sylvan, and Sylvan hereby agrees to sell, assign and transfer to Buyer such Shares of Pacific Common Stock, for the Pacific Common Stock Purchase Price;

                    (ii) Buyer hereby agrees to purchase all of the Shares of ASPECT II Common Stock from ASPECT, and ASPECT hereby agrees to sell, assign and transfer to Buyer such Shares of ASPECT II Common Stock, for the ASPECT II Common Stock Purchase Price; and

                    (iii) Buyer hereby agrees to purchase the entire Advance from Sylvan, and Sylvan hereby agrees to sell, assign and transfer to Buyer such Advance, for the Advance Purchase Price.

     (b)  As used herein, "Shares" shall mean 4,376 Shares of ASPECT II Common
                           ------
Stock and 150 shares of Pacific Common Stock, and the "Advance" shall mean (i)
                                                       -------
the aggregate advances made by Sylvan in respect of the operating expenses of the Companies and their Subsidiaries as of the Closing Date, and (ii) any and all claims of any kind whatsoever relating thereto, all of which are to be sold by the Sellers and purchased by the Buyer pursuant to this Section 2.01. For information purposes, the aggregate amount of the Advance on the Balance Sheet Date as reflected on the balance sheet included in the ASPECT Financial Statements was $14,498,409.

Section 2.02.   Purchase Price.
                --------------

     (a) The purchase price for the Shares of Pacific Common Stock is equal to $500,000 (the "Pacific Purchase Price"); the purchase price for the Shares of
               ----------------------
ASPECT II Common Stock is equal to $13,500,000 (the "ASPECT II Purchase Price");
                                                     ------------------------
and the purchase price for the Advance is equal to $8,000,000 (the "Advance
                                                                    -------
Purchase Price").  The aggregate purchase price for the Shares of Pacific Common
--------------
Stock, the Shares of ASPECT II Common Stock and the Advance (the "Purchase
                                                                  --------
Price") is equal to $22,000,000 in cash (without interest); such amount, to be paid at the Closing by wire transfer in same day funds to the account designated by Sellers in Section 3.02(d).

     (b) For the avoidance of doubt, in connection with the purchase of the Shares hereunder, and except as set forth in Section 7.10, all of the liabilities and obligations of the Companies and the Subsidiaries, including, without limitation, all of the Indebtedness, will remain outstanding following the Closing and Buyer will assume all such liabilities and obligations, including, without limitation, the Indebtedness.

Section 2.03.   Pre-Closing Restructuring.
                -------------------------

     SLI currently owns all of the authorized capital stock of ASPECT, consisting of 668 ordinary shares of ASPECT Common Stock with a nominal value of NLG 1,000.00 per share. On or prior to closing Sylvan will cause all of the following to be completed: (1) ASPECT will purchase all of the issued and outstanding shares of Proxima, BV, a private limited liability company organized under Netherlands law; (2) the name of Proxima, BV shall be changed to "ASPECT International Language Schools II, B.V." (both Proxima, BV and ASPECT International Language Schools II, B.V., "ASPECT II"); (3) ASPECT will contribute all of its assets and liabilities to ASPECT II, which assets consist principally of the stock of certain Subsidiaries that are set forth in Schedule
                                                                       --------
4.03 as being owned, fully or partially, by ASPECT; (4) ASPECT shall change its
----
name to a name that does not include "Aspect" or any derivative thereof and is not confusingly similar to "ASPECT International Language Schools" or any other Subsidiary of the Companies; and (5) appropriate registrations shall then be made in the Netherlands and the countries where these certain Subsidiaries are incorporated to effect the transactions contemplated by this Section 2.03 (all of the steps to the above-described restructuring transaction shall be collectively referred to herein as the "Restructuring").
                                        -------------

                                  ARTICLE III
                                  -----------

                                    CLOSING

Section 3.01.  Closing.
               -------

     Except as hereinafter provided, execution of this Agreement and the closing of the transactions contemplated by this Agreement (the "Closing") shall take
                                                         -------
place contemporaneously at the offices of Piper Marbury Rudnick & Wolfe LLP, 111 South Calvert Street, Suite 1950, Baltimore, Maryland 21202 at 10:00 A.M. on (a) the fifth Business Day after the day on which the last of all of the consents, approvals, actions, filings, notices or waiting periods specifically set forth herein as being required for the Closing has been obtained, made or given or has expired, as applicable, including, without limitation, the consents and filings described in or related to the consents filings described in Schedules 4.14, 5.04, and 6.04, or (b) such other date as Buyer and Sellers mutually agree upon in writing.

     The time and date of the Closing are herein referred to as the "Closing
                                                                     -------
Date."
----

Section 3.02.  Closing Deliveries; Conditions.
               ------------------------------

     Each party hereby agrees that, at or prior to the Closing, it will take the following actions set forth below as being required to be taken by it, and the obligations of each party hereunder are conditioned upon the other party taking such required actions at or prior to Closing:

          (a) The Sellers will deliver the certificates, and other items described in this Section 3.02 for delivery at Closing and such other evidence of the performance of all of the covenants and the satisfaction of all conditions required of the Sellers by this Agreement as Buyer shall reasonably require.

          (b) Buyer will deliver the certificates, and other items described in this Section 3.02 for delivery at Closing and such other evidence of the performance of all the covenants and the satisfaction of all conditions required of Buyer by this Agreement as the Sellers shall reasonably require.

          (c) In respect to Pacific, Sylvan will assign and transfer to Buyer all of Sylvan's right, title and interest in and to the Shares of Pacific Common Stock by delivering to Buyer the original stock certificates representing the Shares of Pacific Common Stock duly endorsed in blank or accompanied by stock powers duly executed in blank with requisite stock transfer tax stamps, if any, attached. In respect to ASPECT II, ASPECT shall assign and transfer to Buyer all of ASPECT's right, title and interest in and to the Shares of ASPECT II Common Stock by delivering to Buyer at Closing or reasonably promptly thereafter the Shares of ASPECT II Common Stock to be transferred to Buyer by Notarial Deed and otherwise as required by the laws of the Netherlands. Sylvan will assign and transfer to Buyer all of Sylvan's right, title and interest in and to the Advance by delivering to Buyer a written assignment of interest, duly executed with requisite transfer tax stamps, if any, attached.

          (d) Buyer will deliver the Purchase Price via wire transfer to the account of Sellers, such account to be designated by Sellers two (2) days before Closing.

          (e) Buyer will provide Sellers at Closing a good standing certificate (or other comparable document) of Buyer dated no earlier than 10 calendar days prior to the Closing Date, certifying that Buyer is in good standing in the jurisdiction of its incorporation.

          (f) Sellers will provide to Buyer good standing certificates (or other comparable documents), certifying that such Companies are in good standing in the jurisdiction of their incorporation, as follows: (i) at Closing for each Seller, ASPECT, ASPECT II, Pacific, AEI and Anglo World and (ii) within 30 days of Closing for all other Subsidiaries of ASPECT, except for any Subsidiary identified as "dormant" on Schedule 4.01, dated no later than 30 calendar days
                           -------------
after the Closing Date; provided, however, that Sellers shall use best commercial efforts to provide such good standing certificates at Closing.

          (g) Sellers will provide resignations of each of the directors of the Companies and their respective Subsidiaries unless otherwise requested in writing.

          (h) Sellers will provide if required by the terms of any Material Lease, a landlord consent in form and substance reasonably satisfactory to the Buyer and its counsel with respect to each such Material Lease. If the consent to such assignments shall not be obtained and if Buyer elects to waive this condition to Closing, Sellers shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the Material Leases, including enforcement at Sellers' cost and for the account of Buyer of any and all rights of Seller against the other parties thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangements cannot be made, Buyer shall have no obligation with respect to any such Material Lease.

          (i) All material consents of and material filings required to be obtained or made by Buyer, Sellers or the Companies with any Governmental Authority or agency or any third party consent as required by Section 3.01 and all material consents and material approvals of third parties (including, without limitation, those set forth in Schedule 4.14) shall have been obtained
                                       -------------
or made and shall be in full force and effect.

          (j) All required antitrust or similar filings to be made with any Governmental Authority (including Hard-Scott-Rodino) shall have been completed and all applicable time limitations shall have expired without a request for further information by the relevant federal authorities or in the event of such a request for further information, the expiration of all applicable time limitations without the objection of such federal authorities.

          (k) Buyer will provide Sellers a certificate of a duly authorized officer of Buyer, dated the Closing Date, attaching its charter documents and setting forth the resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

          (l) Sellers will provide to Buyer a certificate of a duly authorized officer of Sellers, dated the Closing Date, attaching their charter documents and setting forth the resolutions of the Board of Directors of Sellers authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

          (m) Provided Sylvan has taken all action reasonably necessary on its part to effect the Restructuring, the Restructuring shall have been in the opinion of Donahoe & Partners LLP satisfactorily completed.

     (n) The obligation of Buyer hereunder to purchase the Shares is also subject to the fulfillment, at or before the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

               (i) Representations and Warranties. Each of the representations and warranties made by Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

               (ii) Performance. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

               (iii) Officers' Certificates. Seller shall have delivered to Buyer a certificate, dated the Closing Date and executed in the name and on behalf of each Seller by its Chairman of the Board, President or any Executive or Senior Vice President to the effect that the conditions in clauses (i) and (ii) above have been satisfied.

               (iv) Orders and Laws. There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, and there shall not be pending on the Closing Date any action or proceeding in, before or by any Governmental Authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to Buyer, the Companies, any Subsidiary of either Company or the transactions contemplated by this Agreement or any of the Operative Agreements of any such law.

               (v) Opinion of Counsel. Buyer shall have received the opinion of counsel to the Sellers and the Companies, dated the Closing Date, in respect to each Seller (including ASPECT) and each Company (including ASPECT II) in form and substance reasonably appropriate for a transaction of this type and otherwise reasonably acceptable to Buyer.

               (vi) Title Insurance. Buyer shall have received a policy of title insurance on forms of and issued by one or more title companies reasonably satisfactory to Buyer insuring the title by either Company or its Subsidiaries, as applicable, to all real property owned by either Company or its Subsidiaries, subject only to such exceptions as are reasonably satisfactory to Buyer and the Permitted Encumbrances.

               (vii) Transitional Services Agreement. At Closing, Sellers and Buyer shall enter into the Transitional Services Agreement.

               (viii) Aspect Foundation Inc. Such trustees and officers of Aspect Foundation, Inc. as are designated by Buyer to Sellers shall have tendered, effective at the Closing, their resignations as such trustees and officers, and individuals designated by Buyer shall be appointed to replace such trustees and officers.

               (ix) Execution of Certain Agreements. Sylvan shall have executed and delivered to AEI lease assignments, in form and substance reasonably acceptable to Buyer, reassigning all of Sellers' right title and interest in the leases relating to (i) Suite 500, 530 Bush Street, San Francisco, CA, (ii) 6/th/ floor, 126 Newbury Street, Boston, MA and (iii) 1111 Torrey Pines Road, La Jolla, CA, which were assigned to Sylvan, free and clear of all Encumbrances and such assignments shall be in full force and effect. If the consent to such assignments shall not be obtained, Sellers shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the leases, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other parties thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangements cannot be made, Buyer shall have no obligation with respect to any such lease. Aspect Foundation and Aspect Language Schools, Ltd. (Switzerland) shall have renewed and extended through December 31, 2000, the International Promotional Agreement previously in effect that expired in December 1998.

               (x) Tax Election. Seller shall have executed and filed with the United States Internal Revenue Service a check-the-box election (Form
     8832) with respect to ASPECT II, with an effective date no later than one day prior to the Closing Date, and Buyer shall have received a copy of such filing.

               (o) The obligation of the Sellers hereunder to sell the Shares is also subject to the fulfillment, at or before closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Sellers in their sole discretion):

               (i) Representations and Warranties. Each of the representations and warranties made by Buyer in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

               (ii) Performance. Buyer shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Buyer at or before the Closing.

               (iii) Officers' Certificates. Buyer shall have delivered to Sellers a certificate, dated the Closing Date and executed in the name and on behalf of the Buyer by a director, its Chief Executive Officer, President or any Executive or Senior Vice President to the effect that the conditions in clauses (i) and (ii) above have been satisfied.

               (iv) Orders and Laws. There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, and there shall not be pending on the Closing Date any action or proceeding in, before or by any Governmental Authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to Sellers or the transactions contemplated by this Agreement or any of the Operative Agreements of any such law.

               (v) Opinion of Counsel. Sellers shall have received the opinion of counsel to the Buyer, dated the Closing Date, in form and substance reasonably appropriate for a transaction of this type and otherwise reasonably acceptable to Sellers.

               (vi) Sylvan Guaranties. Sylvan shall have been released from the guaranties and similar arrangements existing for the benefit of or otherwise in respect to any Company and disclosed in Schedule 4.30.
                                                          -------------

               (p) Transitional Services Agreement. At Closing, Sellers and Buyer shall enter into the Transitional Services Agreement.


                                   ARTICLE IV
                                   ----------

               REPRESENTATIONS AND WARRANTIES AS TO THE COMPANIES

     Sylvan in respect to Pacific, SLI and each of their respective Subsidiaries and SLI in respect to ASPECT, ASPECT II and each of their respective Subsidiaries hereby represent and warrant to Buyer that, except as otherwise set forth in the Schedules referred to in this Article IV or in Article V, the
                                           ----------       ---------
following representations and warranties are true and correct as of the date hereof (it being understood that the inclusion of any item on a Schedule hereto shall not be deemed an acknowledgment that such item is material, and any disclosure set forth on any schedule is deemed to be set forth on all other schedules, to the extent applicable and reasonably apparent):

Section 4.01.   Organization and Good Standing.
                ------------------------------

     ASPECT is a limited liability company duly organized and validly existing under the laws of the Netherlands. ASPECT II is a limited liability company duly organized and validly existing under the laws of the Netherlands. Pacific is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oregon. The Companies have full corporate power and authority to conduct their business as and to the extent now conducted and to own, use and lease their assets and properties, and are duly qualified, admitted and in good standing in all jurisdictions in which the conduct of their business or activities or their ownership of assets requires qualification under applicable law, except for those jurisdictions in which the adverse effects of all such failures by either Company and its Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by either Company becoming qualified, licensed or admitted and in good standing. Schedule 4.01 lists all entities in which a
                                   -------------
Company owns, directly or indirectly, an equity interest. Copies of each Company's Articles of Incorporation and By-Laws or equivalent organizational documents (each as amended) (the "Company Charter Documents") have been previously delivered or made available to the Buyer.

Section 4.02.   Capitalization.
                --------------

     The entire authorized capital stock of ASPECT consists of 1,000 shares of Common Stock, with a nominal value of NLG 1,000.00 per share, of which there are 668 shares of ASPECT Common Stock issued and outstanding. The entire authorized capital stock of ASPECT II shall consist of 200,000 shares of Common Stock, with a nominal value of NLG 10.00 per share, of which there will be 4,376 shares of ASPECT II Common Stock issued and outstanding. The entire authorized capital stock of Pacific consists of 1,000 shares of which there are 150 shares of Pacific Common Stock, $0.01 par value, issued and outstanding. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 3.02 will transfer to Buyer good and valid title to the Shares, free and clear of all Encumbrances. All of the Shares of ASPECT Common Stock are owned beneficially and of record by SLI and all of the Shares of ASPECT II Common Stock shall be owned beneficially and of record by ASPECT. All of the Shares of Pacific Common Stock are owned beneficially and of record by Sylvan. Except as disclosed on
Schedule 4.02, there are no outstanding options, rights (preemptive or
-------------
otherwise), warrants, calls, convertible securities or commitments or any other arrangements (collectively, "Options") to which the Companies are a party
                             -------
requiring or restricting issuance, sale or transfer of any of their respective Shares, or evidencing the right to subscribe for any of their respective Shares or for any authorized but unissued shares of capital stock of the Companies, or giving any Person any rights with respect to the Shares or with respect to any authorized but unissued shares of capital stock of the Companies. Except as contemplated by this Agreement or disclosed on Schedule 4.02, there are no
                                               -------------
voting agreements, voting trusts, other agreements (including cumulative voting rights), commitments or understandings to which either the Companies or any of the Sellers is a party with respect to any Shares or to any authorized but unissued shares of capital stock of the Companies.

Section 4.03.   Subsidiaries.
                ------------

       Schedule 4.03 lists the name of each Subsidiary of each Company.  Each
       -------------
Subsidiary of each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation identified in Schedule 4.03, and has full corporate power and authority to conduct its
   -------------
business as and to the extent now conducted and to own, use and lease its assets and properties. Each Subsidiary of each Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by either Company and its Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by either Company or its Subsidiaries, as the case may be, becoming qualified, licensed or admitted and in good standing.
Schedule 4.03 lists for each such Subsidiary the record owners of such Subsidiaries' outstanding capital stock. Except as disclosed in Schedule 4.03,
                                                                 -------------
all of the outstanding shares of capital stock of each Subsidiary of each Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by either Company or Subsidiaries wholly owned by either Company free and clear of all Encumbrances. Except as disclosed in Schedule 4.03, there are no outstanding Options with
                       -------------
respect to any Subsidiary. Each Seller has prior to the execution of this Agreement delivered to Buyer true and complete copies of the Subsidiary Charter Documents. Except for the equity interests in the Subsidiaries owned by the Companies, the Companies do not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor are the Companies, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

Section 4.04.   Financial Statements.
                --------------------

     The Sellers have delivered to Buyer copies of the ASPECT and Pacific Financial Statements and the Foundation Financial Statements. The ASPECT and Pacific Financial Statements were prepared from the books and records of the respective Companies. The ASPECT and Pacific Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to normal year-end adjustments (which were not and are not expected to be material) and the omission of footnote disclosure, present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Companies at the dates and for the periods indicated. Each Company and the Subsidiaries have maintained their respective books and records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

Section 4.05.   No Undisclosed Liabilities.
                --------------------------

     As of the Balance Sheet Date and except as set forth in the ASPECT or Pacific Financial Statements, as the case may be, neither the Companies nor any of their Subsidiaries had (individually or in the aggregate) any material outstanding indebtedness (including Indebtedness) or liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due) of the type required to be disclosed under GAAP. Neither the Companies nor any of their Subsidiaries has incurred (individually or in the aggregate) any material outstanding indebtedness (including Indebtedness) or liability other than those disclosed in a schedule hereto or in any document referred to in a schedule or those incurred in the ordinary course of business, consistent with past practice since the Balance Sheet Date.

Section 4.06.   No Material Adverse Change.
                --------------------------

     Since the Balance Sheet Date, there has been no change, event or development which could reasonably be expected to result in a Material Adverse Effect on the business, assets, results of operations or financial condition (collectively, the "Business Condition") of the Companies and their Subsidiaries
                    ------------------
taken as a whole. Except as disclosed in Schedule 4.06, there has not occurred
                                         -------------
between the Balance Sheet Date and the date hereof:

                (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of either Company or any Subsidiary not wholly owned by either Company, or any direct or indirect redemption, purchase or other acquisition by either Company or any Subsidiary of either Company of any such capital stock of or any Option with respect to either Company or any Subsidiary not wholly owned by either Company;

          (ii) any authorization, issuance, sale or other disposition by either Company or any Subsidiary of either Company of any shares of capital stock of or Option with respect to either Company or any such Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to either Company or any such Subsidiary;

          (iii) (x) any material increase in the salary, wages or other compensation of any officer, employee or consultant of either Company or any Subsidiary of either Company, except following normal review procedures or as reasonably deemed necessary, in each case, in amounts in the ordinary course of business consistent with past practice; (y) any establishment or modification of
(A) targets, goals, pools or similar provisions in respect of any fiscal year under any Aspect Employee Benefit Plan or any Pacific Employee Benefit Plan (collectively, the "Benefit Plans"), employment-related contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related contract or collective bargaining agreement, except to the extent required by applicable law;

          (iv) except as provided in Section 7.10, (x) incurrences by either Company or any Subsidiary of either Company of Indebtedness in an aggregate principal amount exceeding $100,000 (net of any amounts discharged during such period), or (y) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of either Company or any such Subsidiary under, any Indebtedness of or owing to either Company or any such Subsidiary;

          (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real property, personal property or equipment of either Company or any Subsidiary of either Company in an aggregate amount exceeding $200,000;

          (vi) any change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of either Company or any Subsidiary of either Company, or (y) any method of calculating any bad debt, contingency or other reserve of either Company or any such Subsidiary for accounting, financial reporting or tax purposes, or any change in the fiscal year of either Company or any such Subsidiary;

          (vii) any write-off or write-down of or any determination to write off or write down any of the assets and properties of either Company or any Subsidiary of either Company in an aggregate amount exceeding $200,000;

          (viii) any acquisition or disposition of, or incurrence of an Encumbrance (other than a Permitted Encumbrance) on, any assets and properties of either Company or any

Subsidiary of either Company, other than in the ordinary course of business consistent with past practice;

          (ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of either Company or any Subsidiary of either Company, (y) recapitalization, reorganization, liquidation or dissolution of either Company or any such Subsidiary or (z) merger or other business combination involving either Company or any such Subsidiary and any other Person;

          (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Material Contract that is required (or had it been in effect on the date hereof would have been required) to be disclosed or (ii) any material license held by either Company or any Subsidiary of either Company;

          (xi) capital expenditures or commitments for additions to property, plant or equipment of either Company and the Subsidiaries of each constituting capital assets in an aggregate amount exceeding $200,000;

          (xii) any transaction, payment or other distribution by either Company or any Subsidiary of either Company with, to or on behalf of any Seller, any officer, director or affiliate (other than either Company or any such Subsidiary) of Seller other than as provided in Section 7.10 or pursuant to any contract in effect on the Balance Sheet Date and disclosed in Schedule 4.06;
                                                              -------------

          (xiii) any commencement or termination by either Company or any Subsidiary of either Company of any activities not involving the provision of English language education or reasonably related thereto;

          (xiv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

          (xv) any other transaction involving or development affecting either Company or any Subsidiary of either Company outside the ordinary course of business consistent with past practice.

Section 4.07. Taxes.
              -----

     Except as set forth on Schedule 4.07:
                            -------------

     (a) The Companies and their Subsidiaries do not have any material liability for any Taxes imposed by law in respect of any taxable period ending on or before the Closing Date (a "Pre-Closing Period"), other than amounts
                                 ------------------
properly reserved or reflected in the ASPECT

Financial Statements or Pacific Financial Statements arising in the ordinary course of business after the Balance Sheet Date.

          (b) The Companies and their Subsidiaries have filed or will timely file all Tax Returns required to have been filed prior to the Closing Date (subject to any timely extensions permitted by law) by them with the appropriate taxing authority with respect to Taxes for any Pre-Closing Period, and all Taxes due with respect to such periods have been paid or will be paid prior to the Closing Date.

          (c) No deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Companies or their Subsidiaries, which is still pending, and neither the Companies nor any of their Subsidiaries have filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax imposed in respect of a tax period which is still open.

          (d) All Taxes that the Companies and their Subsidiaries are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate tax authorities.

          (e) The Companies and their Subsidiaries are not a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company could become liable to another Person as a result of the imposition upon of a Tax upon such Person, or the assessment or collection of such a Tax.

          (f) There are no Encumbrances, other than Permitted Encumbrances, on any of the assets of either Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

Section 4.08.   Real Property; Leases of Real Property.
                --------------------------------------

          (a)   Schedule 4.08 sets forth all of the real property owned by each
                -------------
Company and any of their respective Subsidiaries (the "Owned Real Property"). Immediately prior to the Closing, the Owned Real Property shall be free and clear of all Encumbrances except (A) Encumbrances set forth on Schedule 4.08,
                                                               -------------
(B) Encumbrances for taxes, special assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, (C) Encumbrances to secure Indebtedness as disclosed on Schedule
                                                                     --------
4.11, (D) mechanic's, materialmen's and other similar Liens that have arisen in
----
the ordinary course of business in respect of obligations which are not delinquent or material in amount, and (D) Encumbrances and other matters affecting title which do not in the aggregate materially and adversely affect the Seller's use or disposition of the Owned Real Properties in the Business as it is presently being conducted. Schedule 4.08 hereto contains a complete and
                                 -------------
correct list of all leases, subleases, license agreements or other rights of possession or occupancy of real property to which either Company or any of their respective

Subsidiaries is a party (as tenant, occupier or possessor) pursuant to which the net annual rent payable by the Company (or any of their respective Subsidiaries) currently exceeds $50,000 (each such lease or agreement, a "Material Lease" and
                                                            --------------
collectively the "Material Leases"). Except as set forth on Schedule 4.08, all
                  ---------------                           -------------
of the Material Leases are legal, valid and binding upon Sellers and, assuming that such Material Leases are legal, valid and binding upon the respective lessor thereunder, are in full force and effect. The current net annual rent payable by the Company (or any of their respective Subsidiaries) in respect to all leases that are not included as Material Leases does not exceed $50,000 in the aggregate. Except as disclosed in Schedule 4.08, no additional real property is reasonably necessary to carry on the business of the Companies and their Subsidiaries as currently conducted.

          (b)   Except as disclosed on Schedule 4.08, Sellers have received no
                                       -------------
written notice from any Governmental Authority that the Owned Real Property, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable law in any material respect.

          (c) Neither Company nor any of its Subsidiaries has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) under any Material Leases. Neither Company nor any of its Subsidiaries owes any brokerage commissions with respect to any such leased space.

          (d)   Except as disclosed on Schedule 4.08, no tenant or other party
                                       -------------
is in possession of any of the Owned Real Property, or has any right to purchase, or holds any right of first refusal to purchase, such properties.

          (e) To the Knowledge of Sellers, there are no condemnation or appropriation proceedings pending or threatened against any Owned Real Property. To the Knowledge of Sellers, the Companies and their Subsidiaries hold all material planning, zoning, fire and health and safety certificates, permissions or consents necessary to operate the business in the manner currently conducted.

          (f) The Sellers have made available in the data room prior to the execution of this Agreement true and complete copies of (i) all deeds, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Owned Real Property, and (ii) all Material Leases (including any amendments and renewal letters) and, to the extent reasonably available, all other related documents.

Section 4.09.   Permits; Compliance with Laws.
                -----------------------------

          (a)   Schedule 4.09 contains a true and complete list of all material
                -------------
licenses, permits, certificates of authority or accreditation, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority or other Person (collectively,

"Licenses") used in the business or operations of each Company and its Subsidiaries (and all pending applications for any such Licenses). Each of the Companies and their respective Subsidiaries has all licenses material to ownership, operation or occupancy of their respective properties and assets and the carrying out of their businesses. Each Company and its Subsidiaries are (i) duly licensed in each jurisdiction where the Company or any Subsidiary currently provides language instruction, and (ii) accredited by an accrediting body that is recognized by, and satisfactory to both the regulatory agency or institution in the jurisdiction where the language instruction is provided and the agency or institution that regulates or administers the distribution of visas in the country where the language instruction is provided, in each case, that such licensing or accreditation is required. The Sellers have made available in the data room prior to the execution of this Agreement true and complete copies of Licenses.

     (b)  Except as set forth on Schedule 4.09, the conduct of the business of
                                 -------------
each of the Companies and their respective Subsidiaries materially complies and has since the date it was acquired by Sellers with all applicable country, federal, state and local laws and regulations including Environmental Laws.

Section 4.10.   Insurance.
                ---------

     Schedule 4.10 sets forth a complete and correct list in all material
     -------------
respects of all policies of insurance of any kind or nature covering the Companies and their respective Subsidiaries, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to Buyer. Except as set forth on Schedule 4.10, no written
                                                   -------------
notice of cancellation or rate adjustment has been received by the Companies or any of their respective Subsidiaries with respect to any insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements. Each such policy is valid and binding and in full force and effect, and no premiums due thereunder have not been paid. To the Sellers' Knowledge, the insurance policies listed in Schedule 4.10 are in
                                                     -------------
amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such assets and properties. Neither Company, no Subsidiary of either Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

Section 4.11.   Material Contracts.
                ------------------

          (a)   Except as listed on Schedule 4.11 or any other schedule hereto,
                                    -------------
the Companies and their respective Subsidiaries are not a party to any of the following (each, a "Material Contract" and, collectively, the "Material
                    -----------------                          --------
Contracts"): (i) material contract not made in the ordinary course of business
----------
that obligates the Companies or one of their Subsidiaries to make payments in excess of $50,000 per year; (ii) contract for the employment of any officer or employee; (iii) contract for the future purchase of materials, supplies, services, merchandise or equipment not capable of being fully performed or not terminable within a period of one (1) year from the date hereof or in excess of normal operating requirements; (iv) agreement for the sale or lease of any of its assets other than in the ordinary course of business; (v) contract or commitment for capital expenditures in excess of $50,000; (vi) mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any of its real or personal property; (vii) lease of machinery or equipment involving annual payments in excess of $50,000; (viii) agreement with a labor union or labor association; (ix) loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement; (x) stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; (xi) consulting agreement involving annual payments in excess of $50,000, (xii) contracts with any Person containing any provision or covenant prohibiting or limiting the ability of either Company or any of its Subsidiaries to engage in any business activity or compete with any Person; (xiii) partnership, joint venture, shareholders' or other similar contracts with any Person; (xiv) contracts with representatives and sales agencies; (xv) contracts between or among either Company or any of its Subsidiaries, on the one hand, and either Seller, any officer, director or other Affiliate of Seller, on the other hand;
(xvi) contracts that (A) limit or contain restrictions on the ability of either Company or any of its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Encumbrance, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any business combination or other similar transaction or (B) require either Company or any of its Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; or (xvii) contracts relating to Indebtedness of either Company or its Subsidiaries in excess of $50,000 or to preferred stock issued by either Company or its Subsidiaries;

          (b)   Each contract required to be disclosed in Schedule 4.11 is in
                                                          -------------
full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto. Except as set forth on Schedule 4.11, the Companies have not received any written notice that
         -------------
a Company is in default under or has failed to perform all obligations required to be performed under each Material Contract and neither the Companies nor, to the Knowledge of the Sellers, any other party to any Material Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder. The Companies have not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract.

Section 4.12.   Title to Properties; Absence of Encumbrances.
                --------------------------------------------

          (a) Except for properties disposed of in the ordinary course of business consistent with past practice, the Companies or one of their respective Subsidiaries owns or has good and marketable title to, or holds by valid and existing lease or license, each piece of personal property currently used by them in, and reasonably necessary to carry on their businesses as presently conducted, free and clear of any and all Encumbrances except (i) as set forth in the ASPECT or Pacific Financial Statements, as the case may be or (ii) for Permitted Encumbrances.

     (b)  The Companies own no investment assets.

Section 4.13.   Compensation; Employment Agreements.
                -----------------------------------

     Schedule 4.13 sets forth a list, which is complete and accurate in all
     -------------
material respects, showing all officers and directors of the Companies and their respective Subsidiaries. Schedule 4.13 also sets forth a listing of all
                         -------------
employment agreements with such officers and directors and the rate of compensation of each of such Persons as of the Balance Sheet Date.

Section 4.14.   Litigation; Consents.
                --------------------

     Except as disclosed on Schedule 4.14, there is no action, suit, proceeding
                            -------------
or formal governmental inquiry or investigation pending or, to the Knowledge of the Sellers, threatened against the Companies (or any Subsidiary) which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby, or could reasonably be expected to result in any injunction or other equitable relief against either Company or any Subsidiary of either Company that would interfere in any material respect with its business or operations. Except as disclosed on Schedule 4.14
                                                                 -------------
hereto, there is no action, suit, proceeding, formal governmental inquiry or investigation pending or, to the Knowledge of the Sellers, threatened against the Sellers, either Company (or any Subsidiary) involving a potential future payment by such Company (or any Subsidiary) of $30,000, or more, or otherwise material to such Company (or any Subsidiary). Except for compliance with the provisions of the Hart-Scott-Rodino Act and as set forth on Schedule 4.14, no
                                                            -------------
consent, approval or authorization of any Governmental Authority on the part of Sellers, the Companies (or any Subsidiary) is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

Section 4.15.   Collective Bargaining Agreements and Labor.
                ------------------------------------------

     (a)  Except as set forth on Schedule 4.15, to the Sellers' Knowledge, none
                                 -------------
of the Companies or any of their respective Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of any of the Companies or their Subsidiaries.

     (b)  Except as set forth on Schedule 4.15, to the Knowledge of Sellers,
                                 -------------
there are no material pending complaints, charges or claims against any of the Companies or their respective Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination of employment by such Company or Subsidiary of any individual.

Section 4.16.   Employee Benefit Plans; ERISA.
                -----------------------------

     (a)  Schedule 4.16(a) sets forth a list that is complete and accurate in
          ----------------
all material respects, of ASPECT Employee Benefit Plans and Pacific Employee Benefit Plans. Schedule 4.16(a) identifies all ASPECT Employee Benefit Plans and
               ----------------
Pacific Employee Benefit Plans that are (i) ASPECT Employee Pension Plans or Pacific Employee Benefit Plans (as the case may be), (ii) plans intended to qualify under Section 401 of the Code, and (iii) ASPECT Welfare Plans or Pacific Welfare Plans (as the case may be), which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except coverage or benefits required by
Part 6 of Title I of ERISA or Section 4980B of the Code if paid 100% by the participant or beneficiary.

     (b)  Except as set forth on Schedule 4.16(b):
                                 ----------------

          (i) true, correct and complete copies of the following documents, with respect to ASPECT Employee Benefit Plans and Pacific Employee Benefit Plans, have been made available or delivered to Buyer: (A) all plan documents, including trust agreements, insurance policies and service agreements and amendments thereto, (B) the most recent Forms 5500 and any financial statements attached thereto and those for the prior three years, (C) the last Internal Revenue Service determination letter, (D) summary plan descriptions, (E) the most recent actuarial report and those for the prior three years to the extent in Sellers' possession, and (F) written descriptions of all non-written agreements relating to any such plan;

          (ii) there are no material pending claims or lawsuits which have been asserted or instituted by or against any of ASPECT Employee Benefit Plans or Pacific Employee Benefit Plans, against the assets of any of the trusts under such plans or by or against the plan sponsor, plan administrator, or any fiduciary of the ASPECT Employee Benefit Plans or Pacific Employee Benefit Plans (other than routine benefit claims) and the Sellers have no Knowledge of any facts which could form the basis for any such claim or lawsuit;

          (iii) with respect to each Benefit Plan (A) the Companies are in material compliance with the terms of such plan and all applicable laws, rules and regulations governing such plan, including without limitation ERISA and the Code; (B) each such plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has received from the Internal Revenue Service a determination letter that the plan is so qualified with respect to all applicable provisions of the Code for which the applicable remedial amendment period has expired and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; and (C) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year;

          (iv) with respect to each Employee Pension Plan, neither the Sellers nor the Companies have received any written notice that: (A) the Companies or their Subsidiaries have failed to meet the minimum funding standards or to make all contributions required under

Section 302 of ERISA and Section 412 of the Code; (B) any accumulated funding deficiency, whether or not waived, exists or any event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year for such plan; (C) the Companies or their Subsidiaries have not paid all premiums due to the Pension Benefit Guaranty Corporation under Section 4007 of ERISA; (D) any event has occurred or circumstance exists that could subject the Companies to any liability arising under or based upon any provision of Title IV of ERISA (whether to a governmental agency, a Multiemployer Plan or to any other Person or entity) which could reasonably be expected to have a Material Adverse Effect on the Companies; (E) any transaction or arrangement has occurred that is prohibited under Section 406 of ERISA or is a "prohibited transaction" under Section 4975 of the Code, except exempt transactions or arrangements; and (F) any notice of intent to terminate has been issued nor has any amendment or Board of Directors resolutions been adopted to treat any ASPECT Employee Pension Plan or Pacific Employee Pension Plan as terminated;

          (v) neither the Sellers nor the Companies have received any written notice that they have incurred any liability under Title IV of ERISA as a result of any withdrawal from a Multiemployer Plan; nor will the transactions contemplated under this Agreement give rise to any such withdrawal liability. Neither the Sellers nor the Companies have received notice from any Multiemployer Plan that the plan is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated;

          (vi) none of ASPECT's Employee Benefit Plans or Pacific's Employee Benefit Plans contains any provisions which would prohibit the transactions contemplated by this Agreement or which would give rise to any severance, termination, plant closing or other payments or liabilities as a result of the transactions contemplated by this Agreement;

          (vii) except with respect to plans maintained pursuant to collective bargaining agreements, each of the ASPECT's Employee Benefit Plans and Pacific's Employee Benefit Plans (including without limitation each such Plan covering retirees of the Companies or any of their Subsidiaries) may be terminated or amended by its sponsoring employer, in any manner and at any time, without the consent of and without any liability to its participants for benefits that may be accrued and expenses that may be incurred after the date of such termination or amendment, assuming the amendment or termination is accomplished in accordance with all applicable laws; and

          (viii) there has been no announcement or legally binding commitment by the Companies or any of their Subsidiaries to create an additional Benefit Plan or to amend a Employee Benefit Plan except for amendments required by applicable law which do not materially increase the costs of such Employee Benefit Plans.

Section 4.17.   Intellectual Property; Permits and Intangibles.
                ----------------------------------------------

     The Companies or one of their Subsidiaries owns, or has a valid license to use, all of the patents, trademarks, trade names, service marks, registered copyrights or applications ("Intellectual Property"), which are currently used by them in, or are necessary to enable them to carry on, their businesses as presently conducted. Schedule 4.17 sets forth a complete and correct list of
                      -------------
each material patent, trademark, trade name, service mark and registered copyright owned or used by the Companies or one of their Subsidiaries and any registrations and pending applications therefor, and each license or other agreement relating thereto. Except as disclosed in Schedule 4.17, (i) the
                                                   -------------
Companies and their Subsidiaries have the exclusive right to use the Intellectual Property disclosed in Schedule 4.17, (ii) all registrations with
                                   -------------
and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and all taxes and maintenance fees due as of the date hereof have been paid, (iii) except for standard restrictions on the direct or indirect transfer of any contract or interest therein (none of which apply to the transactions contemplated by this Agreement), there are no restrictions on the direct or indirect transfer of any contract, or any interest therein, held by the Companies and their Subsidiaries in respect of such Intellectual Property, (iv) Sellers have made available to Buyer prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Companies and their Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, and (vi) to the Knowledge of Sellers, no such Intellectual Property is being infringed by any other Person. Neither the Sellers, the Companies nor any of their Subsidiaries have received notice that they are infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Sellers, has been made to such effect that has not been resolved and, to the Knowledge of Sellers, neither Company nor any of its Subsidiaries is infringing any Intellectual Property of any other Person.

Section 4.18.   No Brokers.
                ----------

     Except for Wit SoundView Corporation, whose fees, commissions and expenses are the sole responsibility of Sellers, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Buyer without the intervention of any Person in such manner as to give rise to any valid claim by any Person against Buyer, the Companies or any of their Subsidiaries for a finder's fee, brokerage commission or similar payment.

Section 4.19.   Bank Accounts, etc.
                ------------------

     Schedule 4.19 sets forth a true and complete list of all bank accounts,
     -------------
safe deposit boxes and lock boxes of each of the Companies and their respective Subsidiaries including, with respect to each such account and lock box, identification of all authorized signatories.

Section 4.20.   Books and Records.
                -----------------

     The minute books and other similar records of each Company and its Subsidiaries as made available to Buyer prior to the execution of this Agreement substantially contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of each Company and its Subsidiaries. The stock transfer ledgers and other similar records of each Company and its Subsidiaries as made available to Buyer prior to the execution of this Agreement accurately reflect in all material respects all record transfers prior to the execution of this Agreement in the capital stock of each Company and its Subsidiaries. Except as set forth in Schedule 4.20, neither Company nor any of its Subsidiaries has any of its
   -------------
books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of either Company or its Subsidiaries.

Section 4.21.   Affiliate Transactions.
                ----------------------

     Except as disclosed in Schedule 4.21 and except for inter-company borrowing
                            -------------
and/or payments in the ordinary course of business consistent with past practice as reflected by the Inter Company Balance account on the balance sheets included in the ASPECT and Pacific Financial Statements, (i) there are no intercompany liabilities between either Company or any of its Subsidiaries, on the one hand, and either Seller or any officer, director or other Affiliate of either Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to either Company or its Subsidiaries, (iii) neither Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to either Seller or any such officer, director or Affiliate and (iv) neither Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any investment assets issued by either Seller or any such officer, director or Affiliate. Except as disclosed in Schedule 4.21, each of the liabilities and
                                   -------------
transactions listed in Schedule 4.21 was incurred or engaged in, as the case may
                       --------------
be, on an arm's-length basis.  Except as disclosed in Schedule 4.21, since the
                                                      -------------
Balance Sheet Date, all settlements of intercompany liabilities between each Company and its Subsidiaries, on the one hand, and either Seller or any such officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice and in a manner consistent with Sections 2.01(a)(iii) and 7.10.

Section 4.22.   No Powers of Attorney.
                ---------------------

     Except as set forth in Schedule 4.22, neither Company nor any of its
                            -------------
Subsidiaries has any powers of attorney or comparable delegations of authority outstanding.

Section 4.23.   Disclosure.
                ----------

     No representation or warranty contained in this Agreement, and no statement contained in the any Schedule or in any certificate, list or other writing furnished to Buyer pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Section 4.24.   Foreign Corrupt Practices Act.
                -----------------------------

     To the Knowledge of Sellers, neither Company nor any of its Subsidiaries, nor any director, officer or employee has engaged or is engaged in any course of conduct, or is a party to any agreement or involved in any transaction, which has or would give rise to a violation of the Foreign Corrupt Practices Act of 1977 or any other United States statute or regulation governing the conduct of business abroad by corporations having U.S. operations and their subsidiaries.

Section 4.25.   Aspect Foundation, Inc.
                ----------------------

     To the Knowledge of Sellers, Aspect Foundation, Inc. ("Aspect Foundation")
                                                            ------ ----------
is: (i) duly qualified as a tax-exempt organization under Section 501(c)(3) of the Code, (ii) is in compliance in all material respects with the applicable rules of the IRS related to such tax-exempt organizations, (iii) is in compliance with U.S. Information Agency rules governing foreign exchanges programs and legally capable to issue J-1 visas to prospective exchange students, and (iv) listed by the Commission on Standards for International Educational Travel. To the Knowledge of Sellers, the commission structure currently in place between either Company or any of its Subsidiaries and Aspect Foundation and each other non-profit organization with which either Company or any of its Subsidiaries has entered into agreements, can be maintained in all material respects All of the trustees of Aspect Foundation are listed on
Schedule 4.25.
-------------

Section 4.26.   Significant Agents.
                ------------------

     Schedule 4.26 sets forth a true, complete and accurate list of the top 20
     -------------
agents in the U.S., U.K., Australia and Canada based on weeks produced during the period from October 1, 1999 through June 30, 2000 and the number of weeks during such period and the corresponding period in 1999. Except as disclosed in
Schedule 4.26, no such agent has ceased or materially reduced its sales or
-------------
provision of services to either Company or any of their Subsidiaries since June 30, 2000, or to the Knowledge of Sellers, has threatened to cease or materially reduce such sales or provision of services after the date hereof. To the Knowledge of Sellers, no such agent is threatened with bankruptcy or insolvency.

Section 4.27. Accounts Receivable.
              -------------------

     Except as set forth in Schedule 4.27, the accounts and notes receivable of
                            -------------
the Companies and their Subsidiaries reflected as of the Balance Sheet Date included in the Aspect Financial Statements and the Pacific Financial Statements, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (v) are not the subject of any actions or proceedings brought by or on behalf of either Company or any Subsidiary.

Section 4.28.   Deferred Revenue.
                ----------------

     Schedule 4.28 sets forth a complete and accurate list by school of the
     -------------
amounts that represent deferred revenue for each of the Companies and their Subsidiaries as reflected on the balance sheet as of the Balance Sheet Date included in the ASPECT and Pacific Financial Statements. All deferred revenue subsequent to the Balance Sheet Date arose in the ordinary course of business consistent with past practices and was recognized only after the relevant student weeks were performed, and all deferred revenue recorded subsequent to the Balance Sheet Date arose in the ordinary course of business consistent with past practices and represents student weeks for students that have not cancelled their reservations.

Section 4.29.   Prepaid Expenses.
                ----------------

     The prepaid expenses of the Companies and their Subsidiaries reflected on the balance sheet as of the Balance Sheet Date included in the ASPECT and Pacific Financial Statements, and all prepaid expenses made subsequent to the Balance Sheet Date, were paid with respect to bona fide expenses relating solely to the business and operations of the Companies and their Subsidiaries and were paid on an arms' length basis in the ordinary course of business consistent with past practices.

Section 4.30.   Guarantees.
                ----------

     Except as set forth in Schedule 4.30, none of the liabilities of the
                            -------------
Companies and their Subsidiaries incurred in connection with the conduct of their business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has either Company or any of its Subsidiaries guaranteed or become subject to a similar contingent obligation in respect of the liabilities of any customer, supplier or other Person to whom the Companies and their Subsidiaries sell goods or provide services in the conduct of their business or with whom the Companies and their Subsidiaries otherwise has significant business relationships.

                                   ARTICLE V
                                   ---------

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller hereby represents and warrants to Buyer that, except as otherwise set forth in the schedules referred to in this Article V or Article
                                                         --------------------
IV, the following representations and warranties are true and correct (it being
--
understood that the inclusion of any item on a schedule hereto shall not be deemed an acknowledgment that such item is material, and any disclosure set forth on any schedule is deemed to be set forth on all other schedules, to the extent applicable and reasonably apparent):

Section 5.01.   Organization and Good Standing.
                ------------------------------

     Sylvan is a corporation, validly existing and in good standing under the laws of the State of Maryland. SLI is a corporation, validly existing and in good standing under the laws of the State of Delaware. ASPECT II is a corporation, validly existing and in good standing under the laws of the Netherlands.

Section 5.02.   Title; Agreements.
                -----------------

     SLI and Sylvan own and hold of record and beneficially the Shares of ASPECT Common Stock and Pacific Common Stock, respectively, free and clear of any and all Encumbrances or other restrictions on transfer. After the Restructuring, ASPECT owns and holds of record and beneficially the Shares of ASPECT II Common Stock, free and clear of any and all Encumbrances or other restrictions on transfer. Except as set forth on Schedule 5.02 hereto, no Seller is a party to
                                  -------------
any voting trust, proxy or other agreement or understanding with respect to any capital stock of the Companies or any of their Subsidiaries. Sylvan owns the Advance free and clear of any and all Encumbrances or other restrictions on transfer.

Section 5.03.   Execution and Effect of Agreement.
                ---------------------------------

     Each Seller has the full right, power and authority (corporate or otherwise) to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operative Agreements to which it is a party by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate or otherwise) and no other proceeding on the part of such Seller is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which it is a party have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to the Bankruptcy and Equity Exceptions.

Section 5.04.   Litigation; Consents.
                --------------------

     Except for compliance with the provisions of the Hart-Scott-Rodino Act and as set forth on Schedule 5.04 hereto, there is no action, suit, proceeding or
                -------------
formal governmental inquiry or investigation pending, or, to the Knowledge of either Seller, threatened against any Seller that seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby or could reasonably be expected to result in any injunction or other equitable relief against either Company or any Subsidiary of either Company that would interfere in any material respect with its business or operations. Except for compliance with the Hart-Scott-Rodino Act and as set forth in Schedule 5.04, no consent, approval or authorization of
                        -------------
any Governmental Authority on the part of either Seller is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

Section 5.05.   Restrictions.
                ------------

     Except for compliance with the provisions of the Hart-Scott-Rodino Act and as set forth on Schedule 5.05 hereto, neither the execution or delivery of this
                -------------
Agreement by either Seller nor the consummation by either Seller of the transactions contemplated hereby will (i) violate in any material respect any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority applicable to any Seller or any of its assets or properties, or violate in any respect the provisions of the Seller Charter Documents, (ii) except as disclosed in Schedule 5.05, (A) conflict with
                                               -------------
or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (D) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (E) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, any contract or license to which Seller is a party or by which any of its respective assets and properties is bound, or (iii) constitute a default thereunder, or result in the creation of any Encumbrance upon Seller, the Companies or any of their Subsidiaries or any of their respective assets.

                                   ARTICLE VI
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Sellers that, except as otherwise set forth in the schedules referred to in this Article VI, the
                                                         ----------
following representations and warranties are true and correct as of the date hereof (it being understood that inclusion of any item on a schedule hereto shall not be deemed an acknowledgement that such item is material):

Section 6.01.   Organization and Good Standing.
                ------------------------------

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has full corporate power and authority to own, use and lease its assets and its properties and carry on its business as it is now being conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification under applicable law and where a failure to be so qualified or in good standing would not be material to the Buyer.

Section 6.02.   Execution and Effect of Agreement.
                ---------------------------------

     Buyer has the full right, power and authority (corporate or otherwise) to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operative Agreements to which it is a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate or otherwise) on the part of Buyer, and no other proceeding on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party, and the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which it is a party have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

Section 6.03.   Restrictions.
                ------------

     Except for compliance with the provisions of the Hart-Scott-Rodino Act and as set forth in Schedule 6.03 hereto, neither the execution or delivery of this
                -------------
Agreement by Buyer nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority, or court to which Buyer or any of its subsidiaries is a party or to which any of them is bound or subject, or violate in any respect the provisions of the Buyer Charter Documents, or (ii) except as disclosed in Schedule 6.03, (A) conflict with or
                                          -------------
result in a violation or breach of,

(B) constitute (with or without notice or lapse of time or both) a default under, (C) require Buyer or any subsidiary of Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (D) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (E) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, any contract or license to which Buyer or any subsidiary of Buyer is a party or by which any of their respective assets and properties is bound, or (iii) constitute a default thereunder, or result in the creation of any Encumbrance upon any Buyer, any subsidiary of Buyer or any of their respective assets.

Section 6.04.   Litigation; Consents.
                --------------------

     There is no action, suit, proceeding or formal governmental inquiry or investigation pending, or to the Buyer's Knowledge threatened, against Buyer that seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby or could reasonably be expected to result in any injunction or other equitable relief against Buyer. Except for compliance with the Hart-Scott-Rodino Act and as set forth in
Schedule 6.04, no consent, approval or authorization of any Governmental
-------------
Authority on the part of Buyer is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

Section 6.05.   Investment.
                ----------

     Buyer is acquiring the Shares for its own investment and not with a view to sale or distribution thereof, except in accordance with applicable law and the terms and conditions of this Agreement. Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Shares except in accordance with applicable law and the terms and conditions of this Agreement. Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation in the Shares to such Person or any third Person.

Section 6.06.   Financial Ability.
                -----------------

     Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated hereby. Warburg Pincus has provided Sylvan with a letter, reasonably satisfactory to Sylvan, stating that Warburg Pincus has entered into an agreement to provide financing to Buyer and as a result Buyer shall have sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated hereby at Closing.

Section 6.07.   No Brokers.
                ----------

     Except for Equity Ventures, whose fees, commissions and expense are the sole responsibility of Buyer, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with the Sellers without intervention of any Person in such manner as to give rise to any valid claim by any Person against the Sellers for a finder's fee, brokerage commission or similar payment.


                                  ARTICLE VII
                                  -----------

                       COVENANTS OF THE SELLERS AND BUYER

Section 7.01.   Maintenance of Records.
                ----------------------

     (a) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the business or condition of the Companies in its possession with respect to periods on and prior to the Closing Date and the right to make copies and extracts therefrom, with respect to (i) the preparation of financial statements or tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened action or proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

     (b) If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the business or condition of the Company not referred to in paragraph (a) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Sellers in accordance with this paragraph shall be held confidential by Seller in accordance with the terms of the Confidentiality Agreement.

Section 7.02.   Further Assurances.
                ------------------

     The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary to carry out the transactions contemplated hereby. Without limiting the generality of the foregoing, at any time or from time to time after the Closing, Sellers shall execute and deliver to Buyer such other documents and instruments, provide such materials and information and take such other actions as Buyer may reasonably request to more effectively vest title to the Shares in Buyer, and otherwise to cause each Seller to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

Section 7.03.   Website.
                -------

     Prior to the Closing Date, the Companies shall have assigned and transferred to Sylvan the domain name EnglishOne.com, the related Website and other related intellectual property rights associated with this domain name and Website, including and not limited to the technology related to the Website development and any other technology necessary to support or otherwise related to the domain name and Website. As a result of these transactions, the above referenced assets are excluded from the transactions contemplated by this Agreement. Notwithstanding the above, and during the six (6) months following Closing, if any inquiries are received on the EnglishOne Website in respect to student travel business of either Company or any of their Subsidiaries, Sylvan shall refer such inquiry exclusively to Buyer.

Section 7.04    Regulatory and Other Approvals.
                ------------------------------

     Each party will, and will cause its Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other Person required of it or its Subsidiaries to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with each other in connection with the performance of its obligations hereunder. Each party will provide prompt notification to the other Party when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the other Party of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

Section 7.05    No Solicitations.
                ----------------

     Neither Seller will take, nor will it permit the Companies, their Subsidiaries or any Affiliate of the Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, the Company, the Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Companies or any of their Subsidiaries or permitting access to their assets and properties and books and records) any offer or inquiry from any Person concerning a merger or other business combination to which either Company or any of its Subsidiaries is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, either Company or any of its Subsidiaries (an "Acquisition Proposal"). If either Seller, either Company, any Subsidiary of either Company or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this Section and will promptly deliver a copy of such notice to Buyer. This Section 7.05 specifically does not survive the termination of this Agreement.

Section 7.06    Conduct of Business.
                -------------------

     Except as set forth on Schedule 7.06, Sellers will cause each Company and
                            -------------
their respective Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Sellers will:

     (a) cause the Companies and their Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Companies and their Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Companies and their Subsidiaries, provided, however, that Buyer acknowledges and agrees that the Sellers shall not be required to enter into any retention agreements with such Persons, (iii) maintain the assets and properties of the Companies and their Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom either Company or any of its Subsidiaries sells goods or provides services or with whom either Company or any of its Subsidiaries otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of each Company and its Subsidiaries;

     (b) except to the extent required by applicable law, (i) cause the books and records to be maintained in the usual, regular and ordinary manner, (ii) not permit any change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of either Company or any of its Subsidiaries, or (B) any method of calculating any bad debt, contingency or other reserve of either Company or any of its Subsidiaries for accounting, financial reporting or tax purposes and (iii) not permit any change in the fiscal year of either Company or any of its Subsidiaries; and

     (c) cause each Company and its Subsidiaries to comply, in all material respects, with all laws and orders applicable to its business and operations, and promptly following receipt thereof to give Buyer copies of any notice received from any Governmental Authority or other Person alleging any violation of any such law or order.

Section 7.07    Financial Statements and Reports.
                --------------------------------

     Sellers will deliver to Buyer true and complete copies of all regularly prepared financial statements, reports and analyses as may be prepared or received by Sellers, the Companies or any Subsidiary of either Company relating to the business or operations of the Companies or any of their Subsidiaries.

Section 7.08    Employee Matters.
                ----------------

     After the date hereof and except as may be required by law, Sellers will refrain, and will cause the Companies and their Subsidiaries to refrain, from directly or indirectly:

     (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Companies or any of their Subsidiaries concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

     (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Companies or any of their Subsidiaries whose annual salary is, or after giving effect to such change, would be $50,000 or more;

     (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related contract or collective bargaining agreement, except to the extent required by applicable law and, in the event compliance with legal requirements presents options, only to the extent that the least costly option is chosen; or

     (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related contract or other employee compensation arrangement.

Section 7.09    Certain Restrictions.
                --------------------

     Except as provided for in Schedule 7.09, Sellers will cause each Company
                               -------------
and its Subsidiaries to refrain from:

     (a) amending the Company Charter Documents and the Subsidiary Charter Documents;

     (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to either Company or any of its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to either Company or any of its Subsidiaries;

     (c) declaring, setting aside or paying any dividend or other distribution in respect of its capital stock, or directly or indirectly redeeming, purchasing or otherwise acquiring any of capital stock of either Company or any Subsidiary not wholly owned by either Company or any Option with respect thereto;

     (d) acquiring or disposing of, or incurring any Encumbrance (other than a Permitted Encumbrance) on, any assets and properties, other than in the ordinary course of business consistent with past practice;

     (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Material Contract that would, if in existence on the date of this Agreement, be required to be disclosed in Schedule 4.11 or (B) any material License or (ii)
                               -------------
granting any irrevocable powers of attorney;

     (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by either Company or any of its Subsidiaries or any Contract to which either Company or any of its Subsidiaries is a party or by which any of their respective assets and properties is bound;

     (g) except as set forth in Section 7.10, (i) incurring Indebtedness in an aggregate principal amount exceeding $50,000 (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of either Company or any of its Subsidiaries under, any Indebtedness of or owing to either Company or any of its Subsidiaries;

     (h)  engaging with any Person in any merger or other business combination;

     (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $200,000;

     (j) making any change in the lines of business in which they participate or are engaged;

     (k) writing off or writing down any of their assets and properties outside the ordinary course of business consistent with past practice;

          (l) entering into any transaction with, or making any payment to or on behalf of any Seller, any officer, director or affiliate (other than either Company or one of its Subsidiaries) of Seller other than pursuant to any contract or other arrangement in effect on the Balance Sheet Date; or

          (m) entering into any contract to do or engage in any of the foregoing.

Section 7.10   Affiliate Transactions.
               ----------------------

          Prior to the Closing, neither Company nor any of its Subsidiaries will enter into any contract or amend or modify any existing contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with Sellers or any such officer, director or Affiliate. For the period beginning at the close of business on the Balance Sheet Date and ending on the Closing Date, Sylvan will continue to fund those operating expenses of the Companies and their Subsidiaries that Sylvan has been funding in the ordinary course of business consistent with past practice in nature and amount, including without limitation, all employee payroll, lease rental payments, telephone and telecopy expenses, and other operating expenses, all of which shall constitute a part of the Advance.

Section 7.11.  Books and Records.
               -----------------

          On the Closing Date, Sellers will deliver or make available to Buyer at the offices of the Companies and their Subsidiaries all of their books and records, and if at any time after the Closing Sellers discover in their possession or under their control any other books and records of the Companies and their Subsidiaries, they will forthwith deliver such books and records to Buyer.

Section 7.12   Noncompetition.
               --------------

          (a) Sellers will, for a period of two (2) years after the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly, through its present or future Affiliates, by referral, or otherwise:

               (i) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of either Company or one of its Subsidiaries, unless such officer or employee (A) resigns voluntarily (without any solicitation from Sellers or any of its Affiliates), (B) is listed on Schedule
                                                                   --------
          7.12, or (C) is terminated by the Companies or their Subsidiaries
          ----
          after the Closing Date;

               (ii) causing or attempting to cause (A) any agent, client, customer or supplier of either Company or any of its Subsidiaries to terminate or materially reduce its business with the Companies and their Subsidiaries or (B) any officer, employee, agent or consultant of the Companies or any of their Subsidiaries to resign or sever a relationship with the Companies or their Subsidiaries;

               (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Companies or any of their Subsidiaries or any of their respective clients, customers or suppliers; or

               (iv) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended) the business of the Companies as conducted on the date hereof, which for purposes of this Section 7.12(a)(iv) shall mean the student travel business having as a component English language instruction in any jurisdiction in which the Companies or their Subsidiaries participate or engage in such line of business on the Closing Date.

          (b) The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

Section 7.13   Notice and Cure.
               ---------------

          Each party will notify the others in writing of, and contemporaneously will provide true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit such party's right to seek indemnity hereunder.

Section 7.14   Fulfillment of Conditions.
               -------------------------

          Each party will execute and deliver at the Closing each Operative Agreement that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to its Closing obligations contained in this Agreement and will not knowingly, directly or indirectly, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

Section 7.15   Investigation by Buyer.
               ----------------------

          Sellers will, and will cause the Companies and their Subsidiaries to,
(a) provide Buyer and Warburg Pincus, who is providing financing to Buyer to finance the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Companies and their Subsidiaries and their assets and properties and books and records, and (b) furnish Buyer and such other Persons with all such information and data (including without limitation copies of contracts, Benefit Plans and other books and records) concerning the business and operations of the Companies and their Subsidiaries as Buyer or any of such other Persons reasonably may request in connection with such investigation.

                                 ARTICLE VIII
                                 ------------

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 8.01.  Survival of Representations and Warranties.
               ------------------------------------------

          Notwithstanding any right of Buyer (whether or not exercised) to investigate the affairs of the Companies and their respective Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Buyer have the right to rely upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The parties hereto agree that the representations and warranties and the covenants and agreements contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any
                                                 --------  -------
claims or actions with respect thereto shall terminate unless within eighteen
(18) months from the Closing Date written notice of such claims is given to the Sellers, in the case of claims made pursuant to Section 9.01 hereof, or to Buyer, in the case of claims made pursuant to Section 9.02 hereof, or such actions are commenced within such eighteen (18) month period; provided further,
                                                               -------- -------
that any claims or actions by Buyer in respect to (a) the representations and warranties dealing with Taxes set forth in Sections 4.07 and 4.16 (insofar as they relate to ERISA, the Code or other comparable foreign provisions) shall survive until sixty (60) days after the expiration of the applicable statute of limitations with respect to the Tax or ERISA matters in question (giving effect to any waiver, mitigation or extension thereof); (b) (i) the representations and warranties contained in Sections 4.02 and 4.03 that relate only to stock ownership and the representations and warranties contained in Sections 4.18 and 6.07 and (ii) the covenants and agreements contained in Sections 7.02, 14.01 and 14.03 shall survive indefinitely; and (c) each other covenant or agreement contained in this Agreement to be performed in whole or in part after the Closing shall survive until sixty (60) days following the last date on which such covenant or agreement would reasonably be performed and provided further, that nothing in
                                            -------- -------
this Article VIII shall (a) limit the indemnification obligations of the parties
     ------------
under Articles IX and X with respect to claims timely made or actions timely
      -----------------
commenced in accordance with the provisions of Articles VIII, IX and X or (b)
                                               -----------------------
limit Buyer's or Sellers' obligations pursuant to Article XIII of this
                                                  ------------
Agreement.

                                  ARTICLE IX
                                  ----------

                                INDEMNIFICATION

Section 9.01.  By the Sellers.
               --------------

          Each Seller agrees to indemnify and hold Buyer and its Affiliates and Representatives harmless from and against any and all losses, claims, demands, liabilities, obligations, damages, deficiencies, assessments, judgments, payments, penalties, costs and expenses (including without limitation reasonable attorneys' fees, any amounts paid in investigation, defense or settlement of any of the foregoing and interest) (herein, "Damages") incurred by the Buyer, or any
                                         -------
of their respective Affiliates or Representatives, in connection with, arising out of, resulting from or incident to,

          (a) any breach of the representations and warranties, (i) in the case of SLI, made by it, and (ii) in the case of Sylvan, made by it and/or SLI, in each case as set forth in Articles IV and V hereof or on the schedules or
                          -----------------
certificates delivered in connection herewith, or

          (b) any breach of any covenant or agreement (i) in the case of SLI, made by it, and (ii) in the case of Sylvan, made by it and/or SLI, in each case as set forth in this Agreement.

          For purposes of this Section 9.01, and in respect to the determination of Damages only, the amount of Damages shall be determined in all cases as if the terms "material" or "materially" were not included in the representations, warranties, covenants and agreements of either Seller contained in this Agreement.

Section 9.02.  By Buyer.
               --------

          Buyer agrees to indemnify and hold each of the Sellers (whether in their capacity as an individual, entity, trust, director, officer or otherwise) and their Affiliates and Representatives harmless from and against any and all Damages incurred by the Sellers or any of their respective Affiliates or Representatives in connection with, arising out of, resulting from or incident to,

          (a) any breach of the representations and warranties of the Buyer set forth in Article VI hereof or on the schedules or certificates delivered in
         ----------
connection herewith, or

          (b) any breach of any covenant or agreement made by Buyer in this Agreement.

Section 9.03.  Exclusive Remedy.
               ----------------

          Except as set forth in Article XIII, the rights of indemnification
                                 ------------
provided to Buyer and the Sellers in this Article IX and Article X are intended
                                          ------------------------
to be the sole remedies of such parties for any claim by either Buyer against the Sellers or by the Sellers against Buyer, and the parties intend, to the maximum possible extent, to preclude any other claims, on whatever cause of action predicated.

Section 9.04.  Limitations on Indemnification.
               ------------------------------

          (a) In addition to any other limitations described herein, the Persons or entities indemnified pursuant to Article IX shall not assert any
                                            ----------
claim for indemnification hereunder until such time as, and solely to the extent that, the aggregate of all claims which such Persons may have shall exceed $500,000 in which event such indemnification shall be effective, dollar for dollar, with respect to all Damages; provided, however, that the aggregate
                                     --------  -------
amount of such Damages thereafter shall in no case exceed the Purchase Price; provided further, however, that this Section shall not apply to claims of or
----------------  -------
relating to fraud or willful misrepresentation or willful misconduct by any party or to any breach of Sections 4.02, 4.03 or 5.02 that relate only to stock ownership and Sections 4.18 or 6.07 or a breach of the covenants and agreements set forth in Sections 7.06, 7.09, 7.10 and 14.03.

          (b) If the Buyer is the indemnified party, the amount of any indemnification under this Agreement shall be reduced by any insurance proceeds paid to the Companies or the Buyer, as the case may be, as a result of such Damages. The indemnified party shall be obligated to submit to its insurance carrier all coverable claims and pursue such claims against its insurance carrier in good faith. In addition, if the Buyer is the indemnified party, the Buyer shall be obligated to use its Best Efforts to cause the Companies to submit to its insurance carrier all coverable claims and pursue such claims against its insurance carrier in good faith.

Section 9.05.  Defense of Claims;  Third Person Claims.
               ---------------------------------------

          (a)  If a claim for Damages (a "Claim") is to be made by a party
                                          -----
entitled to indemnification hereunder (an "Indemnified Party") against the indemnifying party (the "Indemnifying Party"), the party claiming such indemnification shall, give prompt written notice (a "Claim Notice") to the
                                                      ------------
Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Article IX. Such Claim Notice shall
                                         ----------
specify the nature and amount of the Claim asserted, if actually known to the party entitled to indemnification hereunder. The failure of any Indemnified Party to give prompt written notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder or fails to notify the Indemnified Party within 30 days of its receipt of a Claim Notice hereunder (the "Dispute Period") whether the Indemnifying Party disputes the Claim described in such Claim Notice, the Damages arising from the Claim specified in such Claim Notice will be conclusively deemed a liability of the Indemnifying Party under this Article IX and the Indemnifying
                                               ----------
Party shall pay the amount of such Damages to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such Claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a Claim set forth in a Claim Notice (the "Resolution Period"), such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, the parties hereto agree to reasonably cooperate to defend against and respond thereto and make available to each other such personnel, witnesses, books, records, documents or other information within its control that are reasonably necessary or appropriate for such defense.

          (c) Promptly after the Indemnified Party has received notice of or has Knowledge of any Claim by a Person not a party to this Agreement ("Third
                                                                       -----
Person"), or of the commencement of any action or proceeding by a Third Person,
------
the Indemnified Party shall give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. If the Indemnified Party fails to provide the notice with reasonable promptness after the Indemnified Party receives notice of a claim by a Third Person, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Person claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX. The Indemnifying Party
                                              ----------
shall have the right to defend and settle, at its own expense and by its own counsel reasonably acceptable to the Indemnified Person, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any proceeding without the
-------- ----
written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate, at the Indemnifying Party's expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake within the Dispute Period to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no
                                           --------  -------
circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Person claim controlled by the Indemnifying Party pursuant to this paragraph, and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Person claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Person claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under this Article IX with respect to
                                                     ----------
such Third Person claim.

                                   ARTICLE X

                      TAX MATTERS AND POST-CLOSING TAXES

Section 10.01. Payment of Taxes.
               ----------------

     Sellers shall timely pay, and Sellers shall indemnify and hold Buyer harmless for, all Transfer Taxes.

               (a) Sellers shall prepare and file, or cause to be prepared and filed, all Tax Returns of or which include the Companies and their Subsidiaries (including any amendments thereto) with respect to a Pre-Closing Period. Notwithstanding anything to the contrary in this Agreement, except to the extent attributable to actions of the Buyer and its Affiliates, Sellers shall pay and shall indemnify and hold Buyer harmless from and against any and all Taxes with respect to the Companies and their Subsidiaries for a Pre-Closing Period, including, without limitation, (A) any Taxes imposed on either Company or any of its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a result of being a member of any consolidated tax group prior to the Closing Date, (B) any Tax which is determined by income or earned surplus attributable to a Pre-Closing Period, and
(C) any Taxes imposed on the direct or indirect stockholders of Buyer attributable to actions taken by the Companies or their Subsidiaries prior to the Closing. Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns of or which include the Companies and their Subsidiaries, and shall pay and shall indemnify and hold Sellers harmless from and against all Taxes attributable to the actions of Buyer and its Affiliates, as well as all Taxes with respect to the Tax Returns for all taxable periods other than a Pre-Closing Period, except to the extent provided in the preceding sentence and in the second sentence of Section 10.01(b).

               (b) For purposes of Section 10.01(a) and this Section 10.01(b), if, for foreign, federal, state or local tax purposes, the taxable period of either Company or its Subsidiaries that includes the Closing Date does not terminate on the Closing Date (a "Straddle Period"), the parties hereto will, to the extent permitted by applicable law, elect with the relevant Governmental Authority to treat a portion of any such Straddle Period as a short taxable period ending as of the Closing Date and such short taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement. In any case where applicable law does not permit such an election to be made, then, for purposes of this Agreement, Taxes with respect to the Companies and their Subsidiaries for the Straddle Period shall be allocated to the Pre-Closing Period using an interim closing-of-the-books method that complies with Treasury Regulations Section 1.1502-76(b)(2)(i) (assuming that such taxable period ended on the Closing Date) and treating such period as a Pre-Closing Period for purposes of this Agreement, except that (A) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per diem basis, and (B) real property taxes shall be allocated in accordance with Section 164(d) of the Code. In the case of any Straddle Period described in the preceding sentence, Buyer shall provide Sellers and their authorized representatives with copies of the completed Tax Return for such period and a statement certifying the amount of Taxes shown on such Tax Return that are chargeable to Sellers (the "Tax Statement") at least 30 days prior to the due date for the filing of such Tax Return (including any extension thereof), and Sellers and their authorized representatives shall have the right to review such Tax Return and Tax Statement prior to the filing of such Tax Return. Buyer will consider in good faith any issues arising as a result of the review of such Tax Return and Tax Statement by Sellers or their authorized representatives. Not later than five days before the due date (including any extensions thereof) for payment of Taxes with respect to such Tax Return, Sellers shall pay to Buyer an amount equal to the Taxes shown on the Tax Statement as being chargeable to Sellers pursuant to this Section 10.01(b). For avoidance of doubt, the Tax Statement shall not include, and Buyer shall indemnify and hold Sellers harmless from and against, all Taxes attributable to the actions of Buyer and its Affiliates.

Section 10.02. Post-Closing Audits and Other Proceedings.
               -----------------------------------------

          In the case of an audit, examination or other proceeding ("Proceeding") with respect to Taxes for which Sellers may be liable pursuant to this Agreement, Buyer shall promptly inform Sellers, and Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Sellers to take such actions desired by Sellers consistent with the terms of this Agreement with respect to such Proceeding to the extent such Proceeding may affect the amount of Taxes for which Sellers are liable pursuant to this Agreement. Sellers shall have the right to control any such Proceedings. All costs and expenses incurred in connection with any such Proceeding shall be borne by Sellers, and Buyer and the Companies shall be reimbursed by Sellers for any and all reasonable out of pocket expenses, including the costs and expenses of legal counsel and accountants, incurred by them in connection with such Proceeding. Sellers will not settle any Proceeding without first presenting to Buyer Sellers' written promise to pay the costs of settling such Proceeding and then obtaining Buyer's prior written consent. In the event that Buyer's consent is withheld, Buyer will assume the control, costs and expenses of the Proceeding. If such Proceeding is ultimately resolved by payment of an amount in excess of the amount in the original settlement proposal, Buyer will pay the amount of such excess to Sellers. If such Proceeding is ultimately resolved by payment of an amount less than the amount of the original settlement proposal (or a refund or credit in an amount greater than the original settlement proposal), Sellers will reimburse Buyer for its costs and expenses to the extent of such differences.

Section 10.03. Tax Matters.
               -----------

          (a) The Shares are being transferred to Buyer free and clear of any and all Encumbrances of any nature for Taxes, except Liens for Taxes not yet due, and Sellers shall indemnify Buyer against any such Liens for Taxes in accordance with the provisions of Article IX.
                                  ----------

          (b) On or before thirty (30) days prior to the income tax return filing deadline of Sellers for the period that takes into account the transactions contemplated herein, as extended, Buyer will propose and negotiate in good faith with Sellers to determine a mutually agreeable allocation of the Aspect II Purchase Price. Each party agrees (i) that any such allocation shall be consistent with the requirements of applicable law, (ii) to file all forms and Tax Returns consistent with such allocation and (iii) not to take any position on any Tax Return before any Governmental Entity that is in any manner inconsistent with the terms of any such allocation without the consent of the other parties.

Section 10.04. Termination of Prior Tax Sharing and Tax Settlement Agreements.
               --------------------------------------------------------------

          Any tax sharing agreement to which either Company or its Subsidiaries is a party shall terminate as of the Closing Date and will have no further effect for any taxable year. Any tax settlement agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between either Company and Sellers or any affiliate of Sellers (a "Settlement Agreement"), shall terminate as of the Closing Date and any obligations to make payments under any Settlement Agreement shall be canceled as of the Closing Date.

                                  ARTICLE XI
                                  ----------

                             Intentionally Omitted


                                  ARTICLE XII
                                  -----------

                                  TERMINATION

Section 12.01. Termination.
               -----------

          This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

               (a) at any time before the Closing, by mutual written agreement of Sellers and Buyer;

               (b) at any time before the Closing, by Sellers or Buyer, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within ten (10) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

          (c) at any time after October 22, 2000 by Sellers or Buyer upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

Section 12.02. Effect of Termination.
               ---------------------

     If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Buyer (or any of their respective officers, directors, employees, agents or other Representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 14.03 and confidentiality in Section 14.01 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b) or (c), Sellers will remain liable to Buyer for any willful breach of this Agreement by Seller existing at the time of such termination, and Buyer will remain liable to Sellers for any willful breach of this Agreement by Buyer existing at the time of such termination, and Sellers or Buyer may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

                                 ARTICLE XIII
                                 ------------

                             SPECIFIC PERFORMANCE

Section 13.01. Specific Performance.
               --------------------

     The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement, including, without limitation, their respective rights and obligations to sell and purchase the Shares, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                                  ARTICLE XIV
                                  -----------

                              GENERAL PROVISIONS

Section 14.01. Confidentiality; Press Releases.
               -------------------------------

     (a) The parties agree that this Agreement and the Operative Agreements are confidential and shall not be disclosed unless disclosure is legally compelled as being required by law or recognized regulatory authority or unless written approval is obtained from the other party. In addition, the obligations of the parties under the Confidentiality Agreement dated June 7, 2000 between Sylvan and an Affiliate of Buyer (the "Confidentiality Agreement") shall survive the Closing Date in accordance with its terms; provided that following the Closing the restrictions
                           --------
will not apply to Buyer's use of documents and information concerning the Companies and their Subsidiaries furnished by Sellers hereunder or under the Confidentiality Agreement.

     (b) At all times at or before the Closing, neither the Buyer, nor any of the Sellers or their Subsidiaries shall make any press release or public announcement or generally to the employees, customers, suppliers or other Persons to whom either Company or any of its Subsidiaries sells goods or provides services or with whom either Company or any of its Subsidiaries otherwise has significant business relationships in connection with this Agreement or the transactions contemplated hereby without prior written consent of the other parties or, if required by law, without prior consultation with the other parties. In addition, the parties shall agree on the content, form and timing of any such press release or public announcement. Sellers and Buyer will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement (or, if required by law, with prior consultation with the other parties). In no event will any press release or public announcement by Sellers contain any negative or derogatory comments about either Company or its businesses.

Section 14.02. No Reliance on Other Information.
               --------------------------------

  Except for the representations and warranties contained in this Agreement, none of the parties hereto nor any Representative or Affiliate or other Person acting for any of them makes any other representation or warranty, express or implied.

Section 14.03. Expenses.
               --------

     Whether or not the transactions contemplated hereby are consummated, (a) each party shall pay all of its legal, accounting, and other out-of-pocket expenses incident to the negotiation, execution and closing of this Agreement, the Operative Agreements and transactions contemplated hereby and (b) the Sellers shall pay the respective legal, accounting and other out-of-pocket expenses of the Companies and their respective Subsidiaries incident to the negotiation, execution and closing of this Agreement, the Operative Agreements and transactions contemplated hereby. As the acquiring party the Buyer shall pay the filings fees associated with the Hart-Scott-Rodino filings.

Section 14.04. Notices.
               -------

     Any notices or other communications required or permitted hereunder, shall be sufficiently given if in writing and personally delivered or sent by pre-paid first class mail, overnight courier, telex or facsimile, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

     In the case of Buyer:

             Optagon Holdings Limited
             46 Crawford Street
             London, W1Hoover's 1HA
             Attention: David Jones
             Telecopy: 011-44-207-723-9396

     With a copy to:

             Sadis & Goldberg, LLC
             463 Seventh Avenue, 16/th/ Floor
             New York, New York  10018
             Attention: Crayton L. Bell
             Telecopy: (212) 947-3796

     In the case of the Sellers:

             Sylvan Learning Systems, Inc.
             1000 Lancaster Street
             Baltimore, Maryland 21201
             Attention: B. Lee McGee
                        Robert Zentz, Esq.
             Telecopy: (410) 843-8060

     With a copy to:

             Piper Marbury Rudnick & Wolfe LLP
             6225 Smith Avenue
             Baltimore, Maryland 21209-3600
             Attention: Herbert D. Frerichs, Jr., Esquire
             Telecopy:  (410) 580-3001

     All such notices an communications shall be deemed to have been duly given: when personally delivered; upon receipt, if deposited in the mail, as aforesaid; upon receipt, if by overnight courier; when answered back, if telexed; and when receipt is acknowledged, if transmitted by facsimile. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 14.05. Entire Agreement.
               ----------------

This Agreement together with all exhibits and schedules hereto and the Operative Agreements and the Confidentiality Agreement represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral, and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Notwithstanding the foregoing, following the Closing the Confidentiality Agreement will not apply to Buyer's use of any documents or information solely concerning the Companies or their respective Subsidiaries. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14.06. Successors and Assigns.
               ----------------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto except as follows: (a) assignments and transfers that occur by operation of law;
(b) to the extent necessary and upon the completion of the Restructuring by Sylvan, SLI may assign any or all of its rights, interests and obligations hereunder to ASPECT (which at the time will own all the issued and outstanding shares of ASPECT II, a newly formed entity that has succeeded to all the assets and liabilities of ASPECT); and (c) that Buyer may assign any or all of its rights, interests and obligations hereunder to (i) a wholly-owned Subsidiary, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and such Subsidiary has the financial wherewithal to close the transactions contemplated hereby, (ii) any post-Closing purchaser of all of the issued and outstanding stock of either Company or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to Buyer or either Company (including its Subsidiaries) from time to time as collateral security for such financing. Notwithstanding any permitted assignment of this Agreement by Buyer or Sellers, (i) Sellers shall remain liable to Buyer for all obligations and liabilities to be performed by or on behalf of Sellers hereunder with respect to Buyers and all assignees of Sellers shall be jointly liable with Sellers as to all obligations of Sellers hereunder and (ii) Buyer shall remain liable to Sellers for all obligations and liabilities to be performed by or on behalf of Buyer hereunder with respect to Sellers and all assignees of Buyer shall be jointly liable with Buyer as to all obligations of Buyer hereunder. Notwithstanding the foregoing, the parties hereto agree to cooperate with each other to optimize the tax efficiency of the transactions contemplated hereby provided that such optimization satisfies the mutual objectives of Sellers and Buyer.

Section 14.07. Choice of Law.
               -------------

     (a) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, U.S.A. (without reference to the choice of law provisions of New York law).

     (b) Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law.

     (c) Each party irrevocably and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard in the Federal District Court located in New York City, State of New York, U.S.A. and each party irrevocably consents to personal jurisdiction in said tribunal.

Section 14.08. Severability.
               ------------

     In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 14.09. Titles.
               ------

     The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 14.10. Counterparts.
               ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 14.11. No Third-Party Beneficiaries.
               ----------------------------

     No Person (other than parties to this Agreement or their respective successors or permitted assigns) shall have or be construed to have any legal or equity right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained; and provided, however, that the
                                                 --------  -------
provisions of Article IX and Article X above concerning indemnification are
              ----------     ---------
intended for the benefit of the individuals specified therein.

Section 14.12. Construction.
               ------------

     The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                         OPTAGON HOLDINGS LIMITED


                         By   /s/ David Jones
                           -------------------------------------
                            Name:  David Jones
                            Title: Director

                         SYLVAN LEARNING SYSTEMS, INC.


                         By   /s/ B. Lee McGee
                           -------------------------------------
                            Name:  B. Lee McGee
                            Title: Executive Vice President,
                                   Chief Financial Officer

                         SYLVAN LEARNING SYSTEMS INTERNATIONAL, LTD.


                         By   /s/ B. Lee McGee
                           -------------------------------------
                            Name:  B. Lee McGee
                            Title: Vice President

                         ASPECT INTERNATIONAL LANGUAGE SCHOOLS, B.V.


                         By   /s/ B. Lee McGee
                           -------------------------------------
                            Name:  B. Lee McGee
                            Title: Director